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                                                                   EXHIBIT 10.17

                               [LOGO - PICTURETEL]

                            MASTER ORDERING AGREEMENT

CONTRACT NUMBER
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CUSTOMER NAME AND ADDRESS:

IPN                                                  ("You")
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8777 N. Gainey Center Drive
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#285
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Scottsdale, AZ 85258
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1. ORDERING. You, and your divisions and subsidiaries, may order PictureTel equipment and software ("Products") under this Agreement. Orders must be in writing, reference this Agreement by number, and include a statement agreeing to be bound by its terms. Orders will be governed only by the terms and conditions of this Agreement and any different or additional terms in any other document are deemed inapplicable. No order is binding unless or until it is accepted by PictureTel in writing.

2. PRICES AND PAYMENT. (a) Product prices may be subject to a discount in accordance with the schedule set forth in Attachment A. (b) Invoices are due and payable in U.S. dollars 30 days following Product delivery. (c) Product prices do not include sales, use, value added or other excise tax, however designated or levied. PictureTel will invoice You for all such taxes on Products purchased or services provided under this Agreement, and all personal property taxes assessed on any Product after shipment, together with any interest on them (if not due to PictureTel's delay). PictureTel will not invoice You for any tax for which You can provide a valid tax exemption certificate. PictureTel will pay all taxes based on PictureTel's net income.

3. SHIPMENT AND INSTALLATION. (a) PictureTel will use best efforts to meet shipment dates specified on an accepted order. You may cancel any order not shipped within a reasonable time after the scheduled shipment date, but PictureTel will not be liable for any expenses or damages resulting from its failure to meet such date. (b) PictureTel will arrange shipment of the Products and will invoice You for reasonable transportation and insurance charges. Title to the Products and risk of loss will pass to You on delivery. (c) You will provide all labor required for internal transport of the Products and a suitable installation environment in accordance with PictureTel's specifications and instructions.

4. GMAP. You may place orders for international delivery directly on PictureTel under the Global Multinational Account Program ("GMAP") as follows: (a) You must provide the name, address, telephone and fax number of the end-user to be invoiced and the ship-to location. Your purchase order must include a statement that the named local end-user will accept and pay the invoice. (b) Product prices will be as set forth in the then-current applicable International Price List, less any applicable discount as provided in Attachment A. Quotes will be in local currency or U.S. Dollars at PictureTel's option. (c) The PictureTel subsidiary or authorized international distributor located in the country where the Products will be installed ("Local Provider") will supply Products to and invoice the local end-user. Invoices will be in local currency or U.S. Dollars at the Local Provider's option.

5. LEASING. (a) You may assign your right to purchase under this Agreement to a domestic leasing company, but You will remain liable to PictureTel to perform all of your duties and obligations. All rights with respect to the Products will be for your benefit for the term of the lease. The leasing company will obtain no rights with respect to software, except that PictureTel hereby grants to leasing company the right to assign the License to a purchaser in the event of your default; provided, however, that the purchaser agrees in writing to be bound by the License. (b) PictureTel must receive written notice of your assignment of a purchase order prior to any shipment of Products. Any notice received after shipment will be deemed of no effect and PictureTel will look solely to You to fulfill all payment obligations. The notice of assignment must include: (i) the name, address, telephone number and contact name; and (ii) an original document evidencing the assignment of the purchase order which has been signed by both You and leasing company and is ready for execution by PictureTel.

6. WARRANTY. (a) PictureTel's exclusive warranty is that, for a period of one year from completion of installation (or delivery if PictureTel does not perform the installation), Products will be free from defects in materials and workmanship and will conform to PictureTel's applicable published specifications. PictureTel will, at its option and expense, repair, modify or replace any Product, part or component which does not conform with this warranty. PictureTel does not warrant that the operation of Products will be uninterrupted or error free. This warranty extends only to You and may not be assigned to a third party. (b) To obtain warranty service, You must return the Products to PictureTel's factory after receiving a Return Materials Authorization Number. Repaired or replaced parts may be recycled or refurbished, but are equivalent to new and are warranted for the remainder of the original warranty term, but in no event less than 90 days. (c) During the warranty period, You will receive software corrections ("Updates"). You may purchase software containing new functionality or capabilities ("Upgrades") at PictureTel's then current prices. Updates do not include Upgrades. (d) PictureTel's liability and your exclusive remedy for breach of warranty, is limited to repair or replacement as provided above. If, after repeated efforts, PictureTel is unable to make the Products operate as warranted, PictureTel will refund the amount You paid for the nonconforming Product after You return it to PictureTel. (e) PictureTel's express warranty is contingent upon the proper use of the Products in accordance with PictureTel specifications and instructions. The warranty does not apply to Products from which the original identification marks have been removed or altered, or defects or failure due to: (i) disaster, accident or misuse by You; (ii) failure or defect of electrical power, external circuitry, air conditioning or humidity control; (iii) use of Products with items not provided or approved by PictureTel; or (iv) anyone other than PictureTel or its authorized representative modifying, repairing or servicing the Product. (f) If, and to the extent that, any license for software delivered with a Product ("Shrinkwrap License") contains terms different than those in this Section 6, the terms of such Shrinkwrap License will apply
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to that Product. (g) EXCEPT AS EXPRESSLY STATED IN THIS SECTION 6, THERE ARE NO
WARRANTIES, EXPRESS OR IMPLIED, BY OPERATION OF LAW OR OTHERWISE, OF PRODUCTS OR SERVICES SOLD OR FURNISHED UNDER THIS AGREEMENT OR IN CONNECTION HEREWITH. PICTURETEL DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. PICTURETEL'S EXPRESS WARRANTIES WILL NOT BE ENLARGED, DIMINISHED OR AFFECTED BY, AND NO OBLIGATION OR LIABILITY WILL ARISE OUT OF, PICTURETEL RENDERING TECHNICAL OR OTHER ADVICE OR SERVICE IN CONNECTION WITH THE PRODUCTS.

7. SOFTWARE LICENSE. (a) GRANT OF LICENSE. This nonexclusive, perpetual license ("License") allows You to: (i) use one copy of the software on the Product with which it was delivered, but it may not be used on more than one Product at the same time. If You wish to use the software on multiple Products at the same time, a copy must be purchased for each machine on which the software is used;
(ii) retain one copy of the software in machine-readable form solely for back-up or archival purposes. The software is owned by PictureTel or its suppliers and is protected by United States Copyright Law, international treaty provisions and all other applicable national laws. You must reproduce the PictureTel copyright notice, trademark, and other proprietary legends on the copy and may not remove them from the original; and (iii) transfer the software and all rights under this License to another party together with a copy of this License, provided You give PictureTel written notice of the transfer and the other party reads and agrees in writing to accept the terms and conditions of this License. (b) RESTRICTIONS. You may not: (i) distribute copies of the software to others or electronically transfer the software from one machine to another; (ii) decompile, reverse engineer, disassemble, or otherwise reduce the software to a human perceivable form unless and to the extent required by applicable law, notwithstanding the terms and conditions of this License; (iii) rent, lease, sublicense, loan, modify, adapt, translate, resell for profit, distribute, network, or create derivative works based upon the software or any part thereof; or (iv) use the software on any other type of computing or telecommunications device. (c) U.S. GOVERNMENT RESTRICTED RIGHTS. The software and documentation are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the U.S. Government is subject to restrictions set forth in subparagraph (c)(1)(ii) of the Rights in Technical Data and Computer Software clause at DFARS (48 CFR) 252.227-7013 or subparagraphs (c)(1) and (2) of the Commercial Computer Software
- Restricted Rights clause at FAR (48 CFR) 52.227-19, as applicable. Manufacturer is PictureTel Corporation,100 Minuteman Road, Andover, MA 01810.

8. INFRINGEMENT CLAIMS. (a) If a claim is made or an action brought that a Product infringes a U.S. patent, or any copyright, trademark or trade secret, PictureTel will defend You against such claim and will pay resulting costs, damages and attorney's fees finally awarded, provided that: (i) You promptly notify PictureTel in writing of the claim; (ii) PictureTel has sole control of the defense and all related settlement negotiations; and (iii) You cooperate in such defense. The obligations of PictureTel under this Section 8 are conditioned on your agreement that if the Product, or the use or operation thereof, becomes or, in the opinion of PictureTel, is likely to become the subject of such a claim, PictureTel may at its expense, either procure the right for You to continue using the Product or, at the option of PictureTel, replace or modify the same so that it becomes non-infringing (provided such replacement or modification does not materially adversely affect your use of the Product as contemplated hereunder). If neither of the foregoing alternatives is available on terms which are reasonable in PictureTel's judgement, You will return the Product on written request by PictureTel and PictureTel will credit or refund to You, at your option, the price paid for such Product less depreciation on a straight line basis over an assumed five-year service life. (b) PictureTel will have no liability for any claim based upon the combination, operation or use of any Product with equipment, software or data not supplied by PictureTel if such claim would have been avoided by use of other equipment, software or data whether or not capable of achieving the same results, or based upon alteration of the Equipment or modification of any Software supplied by PictureTel. (c) THE FOREGOING STATES THE ENTIRE OBLIGATION OF PICTURETEL WITH RESPECT TO INFRINGEMENT OF PATENTS, COPYRIGHTS, TRADEMARKS AND TRADE SECRETS.

9. LIMITATION OF LIABILITY. EXCEPT AS PROVIDED HEREIN OR IN SECTION 8, PICTURETEL'S MAXIMUM LIABILITY WILL BE LIMITED IN ANY EVENT TO ACTUAL DIRECT DAMAGES TO THE EXTENT CAUSED SOLELY BY THE ACTS OR OMISSIONS OF PICTURETEL SUBJECT TO A MAXIMUM LIABILITY OF THE GREATER OF $25,000 OR THE AMOUNT PAID FOR THE SPECIFIC PRODUCT OR SERVICE WHICH DIRECTLY CAUSED SUCH DAMAGE. IN NO EVENT WILL PICTURETEL BE LIABLE FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES, LOST BUSINESS PROFITS, OR LOSS, DAMAGE OR DESTRUCTION OF DATA, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), BREACH OF WARRANTY OR OTHERWISE, EVEN IF PICTURETEL HAS BEEN ADVISED AS TO THE POSSIBILITY OF SAME. NO LIMITATION AS TO DAMAGES FOR PERSONAL INJURY IS HEREBY INTENDED. SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES AND THE ABOVE EXCLUSION OR LIMITATION MAY NOT APPLY.

10. FORCE MAJEURE. In no event will either party be liable for its failure to perform hereunder due to contingencies beyond its reasonable control.

11. GENERAL. (a) You will not assign or transfer any part or all of this Agreement or any of your rights or obligations hereunder without the prior written consent of PictureTel. (b) Either party's failure to enforce any provision of this Agreement will not be deemed a waiver of that provision or of the right to enforce it in the future. (c) This Agreement will be governed by the laws of The Commonwealth of Massachusetts, except that the United Nations Convention of Contracts for International Sales of Goods, 1980 will not apply to the interpretation of this Agreement with respect to International Sales. (d) If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

THIS AGREEMENT, TOGETHER WITH ANY AMENDMENT, ATTACHMENT OR EXHIBIT EXPRESSLY MADE A PART HEREOF AND SIGNED BY BOTH PARTIES, IS THE EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN THE PARTIES, SUPERSEDING ALL COMMUNICATIONS, PROPOSALS OR PRIOR AGREEMENTS, ORAL OR WRITTEN RELATING TO THIS SUBJECT MATTER.

CUSTOMER:

By:________________________________________________________________

Name: (Type or Print): ____________________________________________

Title:_____________________________________________________________

Date:______________________________________________________________

PICTURETEL CORPORATION

By:________________________________________________________________

Name: (Type or Print): ____________________________________________

Title: ____________________________________________________________

Effective Date: ___________________________________________________
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                                  ATTACHMENT A

                          TO MASTER ORDERING AGREEMENT

This is an Attachment to the Master Ordering Agreement ("Agreement") by and between PictureTel Corporation ("PictureTel") and
____________________________________________ ("Customer"), dated
___________________, 199_____.

The discount set forth below is effective for the 12 month period from _________ to _________ ("Discount Period"). The discount to which Customer is entitled is based on Customer's commitment to purchase and take delivery of $_______________ worth of Products (excluding maintenance) during the Discount Period. Customer's commitment is indicated by placing Customer's initials next to the column which best reflects the value of Customer's purchases at list price. Discounts are applied against PictureTel's then - current list price. PictureTel will calculate Customer's actual purchases at net price (list price minus applied discount) in order to determine whether Customer has achieved Customer's purchase commitment during the Discount Period. In order to qualify for a discount, Customer must issue a purchase order for at least 20% of Customer's intended purchases for delivery within 6 months immediately upon execution of the Agreement. Purchases made under GMAP through authorized distributors will be credited toward Customer's commitment when Customer forwards a copy of the paid invoice to: The GMAP Desk, PictureTel Corporation, 100 Minuteman Drive, Andover, MA 01810.

  CUSTOMER'S    NET PRODUCT     DISCOUNT     SCHEDULE        SCHEDULE         SCHEDULE         SCHEDULE
   INITIALS      PURCHASES       LEVEL          A                B                C                F
                (IN THOUSANDS)
  ----------    -----------     --------     --------        --------         --------         --------
                   $0-$150          I           0%               0%               0%                0%
                  $151-$300        II           5%               3%               2%                5%
                  $301-$600        III          10%              6%               5%               10%
                 $601-$2,000       IV           15%             10%               5%               15%

If Customer's actual purchases fall short of Customer's commitment, PictureTel reserves the right to invoice Customer for, and Customer agrees to pay, the difference between the amount Customer paid for the Products and the amount Customer would have paid had the discount been calculated on Customer's actual purchases. In addition, Customer will be asked to give PictureTel a forecast of future purchases and Customer's discount may be lowered for the next discount period. If Customer exceeds the commitment, Customer's new discount will be based on Customer's actual purchases. PictureTel will notify Customer in writing at least 60 days prior to the expiration of the Discount Period.